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EXHIBIT 3.2

                           ABM INDUSTRIES INCORPORATED

                                     BYLAWS

                          As Amended September 10, 2002

                                    ARTICLE I
                                     OFFICES

         Section 1.1. Registered Office. The registered office shall be located in the City of Wilmington, County of New Castle, State of Delaware.

         Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 2.1. Place of Meeting. All meetings of stockholders shall be held at the principal executive office of the Corporation or at any other place, either within or without the State of Delaware, as may be designated by the Board of Directors.

         Section 2.2. Annual Meeting. The annual meeting of stockholders shall be held on such date and at such time as the Board of Directors may designate.

         At each annual meeting the stockholders shall elect directors to succeed those whose terms expire in that year and to serve until their successors are elected, and shall transact such other business as may properly be brought before the meeting.

         Section 2.3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Such notice shall be given either personally or by mail or other means of written communication, addressed or delivered to each stockholder entitled to vote at such meeting at the address of such stockholder appearing on the books of the Corporation or given by him to the Corporation for the purpose of such notice. If no such address appears or is given, notice shall be given either personally or by mail or other means of written communication addressed to the stockholder at the place where the principal executive office of the Corporation is located. The notice

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shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

         Section 2.4. Business at Annual Meetings. At an annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in this Bylaw.

         For business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.4(a) of this Bylaw, notice in writing must be delivered or mailed, postage prepaid, to the Secretary of the Corporation and received at the principal executive offices of the Corporation not less than 60 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from such meeting's anniversary date, notice by the stockholder must be received not later than the close of business on the later of the 60th day prior to such date of mailing of proxy materials or the 10th day following the day on which public announcement of the date of the annual meeting is first made. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business to be brought before the annual meeting and the reasons for conducting such business at such meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder, and by the beneficial owner, if any, on whose behalf the proposal is made; and (iv) any material interest of the stockholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business. Business. For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Notwithstanding anything in these Bylaws to the contrary, no

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business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw. The chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Bylaw; and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 2.5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of the stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.6. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose power and authority, as provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

         Section 2.7. Notice of Special Meetings. Written notice of a special meeting of stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

         Section 2.8. Business at Special Meetings. The business transacted at any special meeting of stockholders

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shall be limited to the purposes stated in the notice.

         Section 2.9. Adjourned Meetings and Notice Thereof. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 2.10 of these bylaws.

         When a stockholders' meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; except that if the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

         At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

         Section 2.10. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.

         Section 2.11. Majority Vote. If a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless a different vote is required on that question by express provision of statute or of the certificate of incorporation, in which case such express provision shall govern and control.

         The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, in any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum, unless a different vote is required as set forth above.

         Section 2.12. Voting. Except as otherwise provided in the certificate of incorporation and subject to Section 8.4 of these bylaws, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held by such stockholder, but no proxy shall be voted or

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acted upon after three years from its date, unless the proxy provides for a longer period. Vote may be viva voce or by ballot; provided, however, that elections for directors must be by ballot.

         Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office but, if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it shall be conclusively presumed that the stockholder's approving vote is with respect to all shares said stockholder is entitled to vote.

         Section 2.13. Stockholder Action. Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

         Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; provided, that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law or these bylaws to be included in the notice but not so included if such objection is expressly made at the meeting.

         Section 2.14. Presiding Officer. The chairman of the Board of Directors, if there be such officer, shall, if present, call the meetings of the stockholders to order and shall act as the presiding officer thereof.

         Section 2.15. Secretary. The secretary of the Corporation, if present, shall act as secretary of all meetings of the stockholders. In the absence of the secretary, an assistant secretary if present shall act as secretary of the meetings of the stockholders. In the absence of the secretary or any assistant secretary, the presiding officer may appoint a person to act as secretary of such meeting.

         Section 2.16.   Confidential Voting.

         (a) Proxies and ballots that identify the votes of specific stockholders shall be kept in absolute confidence by the tabulators and the inspectors of election unless (i) there is an opposing solicitation with respect to the election or removal of Directors, (ii) disclosure is required by applicable law, (iii) a stockholder expressly requests or otherwise authorizes disclosure of the vote(s) cast by that stockholder, or (iv) the Corporation concludes in good

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faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. Otherwise, no person, group or entity (including but not limited to any past, present or prospective director, officer, employee, agent or stockholder of the Corporation) shall be shown, told or given any information about the vote(s) cast by any specific stockholder.

         (b) Comments written on proxies, consents or ballots shall be transcribed and provided to the secretary of the Corporation with the name and address of the stockholder. The vote of the stockholder shall not be disclosed at the time any such comment is provided to the secretary except where such vote is included in the comment or disclosure is necessary, in the opinion of the inspector, for an understanding of the comment.

         (c) The tabulators and inspectors of election and any authorized agents or other persons engaged in the receipt, count and tabulation of proxies and ballots shall be advised of this Bylaw and instructed to comply herewith.

         (d) The inspectors of election shall certify, to the best of their knowledge based on due inquiry, that proxies and ballots have been kept in confidence as required by this Section 2.16.

         (e) Nothing in this Bylaw shall prohibit the inspector from making available to the Corporation, during the period prior to any annual or special meeting, information as to which stockholders have not voted and periodic status reports on the aggregate vote.

                                   ARTICLE III
                                    DIRECTORS

         Section 3.1. Number of Directors, Election and Term of Office. The number of directors which shall constitute the whole board shall be nine. The Board of Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1986, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, with the members of each class to hold office until their successors are elected and qualified.

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At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

                  The term "entire board" as used in these bylaws means the total number of directors which the Corporation would have if there were no vacancies.

         Section 3.2. Vacancies. A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders to elect the full authorized number of directors to be voted for at that meeting.

         Unless otherwise provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of the class for which he was chosen and until his successor is fully elected and qualified, unless sooner displaced. If at any time the Corporation should have no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the entire board (as constituted immediately prior to any such increase), the Court of the Chancery may upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

         Section 3.3. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

         Section 3.4. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any

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director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 3.5. Resignation. Any director may resign effective upon giving written notice to the chief executive officer, the secretary, or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

         Section 3.6. Nominations of Directors. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders (i) by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Bylaw. Nominations by stockholders shall be made pursuant to notice in writing, delivered or mailed, postage prepaid, to the Secretary of the Corporation and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 60 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders, provided, however, that in the event that the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder must be received not later than the close of business on the later of the 60th day prior to such date of mailing of proxy materials or the 10th day following the day on which public announcement of the date of the meeting is first made; or (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. Such stockholder's notice shall set forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to

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vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated by the Board of Directors; and (v) the written consent of such nominee to serve as a director of the Corporation if elected. At the request of the Board of Directors, or any committee appointed by the Board of Directors authorized to make such nominations, any person nominated by the Board of Directors, or such committee, for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee. Notwithstanding anything in this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public statement naming all the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these Bylaws. The chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this Bylaw; and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with

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respect to the matters set forth in this Bylaw.

                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4.1. Place of Meeting. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 4.2. Organization Meeting. Immediately after each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, electing officers and transacting other business. No notice of such meeting need be given. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 4.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors; provided, however, that if the date so designated falls upon a legal holiday, then the meeting shall be held at the same time and place on the next succeeding day which is not a legal holiday. Such regular meetings may be held without notice.

         Section 4.4. Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the board of directors, chairman of the executive committee of the Board of Directors, the chief executive officer or the president or on the written request of the directors constituting a majority of the entire board.

         Section 4.5. Notice of Special Meetings. Notice of the time and place of special meetings of the Board of Director shall be delivered personally to each director, or sent to each director by mail, telephone, or telegraph. In case such notice is sent by mail or telegraphed it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the Corporation is located at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone, it shall be so delivered at least 24 hours prior to the time of the holding of the meeting. Such notice shall not be necessary if appropriate waivers, consents and/or approvals

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are filed in accordance with Section 4.6 of these bylaws.

         Section 4.6. Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

         The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 4.7. Quorum. At all meetings of the board, the presence of one-third of the entire board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meetings at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         Section 4.8. Adjournment. Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the vote of a majority of the directors present. Notice of the time and place of the adjourned meeting need not be given to absent directors if said time and place are fixed at the meeting adjourned.

         Section 4.9. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be,

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consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 4.10. Conference Communication. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors or any committee designated by the board may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a meeting pursuant to this action shall constitute presence in person at such meeting.

                                    ARTICLE V
                             COMMITTEES OF DIRECTORS

         Section 5.1. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the entire board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolutions of the Board of Directors, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation and, unless the resolution or the certificate

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of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 5.2. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 5.3. Audit Committee. There shall be an Audit Committee comprised of at least three members of the Board. The members will be appointed by and serve at the pleasure of the board. Each member of the Audit committee will be "independent" as defined by and to the extent required by the rules of the New York Stock Exchange. Each member of the Audit Committee will be "financially literate" as interpreted by the board, in its business judgement, or must become "financially literate" within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have "accounting or related financial management expertise", as interpreted by the board in its business judgement.

                  The Audit Committee as a group will meet individually with the Company's outside auditors, Chief Executive Officer and Chief Financial Officer upon completion of the annual audit, and at such other times as it deems appropriate, to review the outside auditors' examination and management report.

                  The Audit Committee shall oversee the corporate financial reporting process and the internal and external audits of the Corporation. The Audit Committee will undertake those specific duties, responsibilities and processes listed below and such other duties as the Board of Directors from time to time prescribe. The Audit Committee will ensure that there is effective communication among the Board, management and outside auditors.

         The responsibilities of the Audit Committee include:

         1. Recommending outside auditors for approval by the Board and, if necessary, the termination of the outside auditors presently engaged;

         2. Approving the fees for the audit and related services at least annually;

         3. Reviewing the quarterly and annual financial statements, and discussing the audited annual

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             financial statements with both the Company's outside auditors and the Company's management, prior to any public filing of those reports;

         4. Discussing with the Company's outside auditors the quality of accounting principles applied in the Company's financial statements and the other matters required by SAS 61 and amendments or supplements thereto, such as management judgments and accounting estimates that affect financial statements, significant new accounting policies and disagreements with management;

         5. Ensuring the receipt of, and reviewing, a formal written statement from the Company's outside auditors delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1;

         6. Reviewing and actively discussing with the Company's outside auditors the auditor's independence, including any disclosed relationship or service that may impact the objectivity and independence of the outside auditor;

         7. Recommending that the Board take appropriate action to ensure the independence of the outside auditor;

         8. Overseeing the Company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities;

         9.  Reviewing the Company's system of internal accounting controls;

         10. Making inquiries into matters within the scope of its functions and retaining outside counsel if it deems appropriate in connection with such inquiries;

         11. Ensuring that the Company provides annual written affirmation to the NYSE regarding: (i) any Board determination regarding the independence of the Audit Committee members, (ii) the financial literacy of the Audit Committee members, (iii) the determination that at least one member has the requisite accounting or financial expertise; and (iv) the annual review of this Charter;

         12. Ensure that the outside auditors understand both: (i) their ultimate accountability to the Board and to the Audit Committee, as representatives of the Company's stockholders, and (ii) the Board's and the Audit Committee's ultimate authority and

                                                                       Page -15-

             responsibility to select, evaluate and, where appropriate in the exercise of their business judgment, replace the Company's outside auditors, or nominate the outside auditor to be proposed for stockholder approval in any proxy statement.

         13. review and reassess the adequacy of its committee charter at least once a year.

         Section 5.4 Executive Committee. There shall be an Executive Committee of the Board of Directors that shall include a minimum of any three directors appointed from time to time by the Board.

         Any outside director or directors may attend any meeting of the Executive Committee as participants; however, a quorum shall be determined without regard to the attendance of such outside director or directors. If more than one outside director attends a meeting of the Executive Committee, only the director with the longest service on the Board of Directors shall have a vote on matters coming before the Executive Committee.

         The functions of the Executive Committee shall be to exercise all power and authority of the Board in the management of the business and affairs of the Corporation, except for: (a) any functions delegated to other committees of the Board. (b) amending the Articles or Certificate of Incorporation, (c) adopting an agreement of merger or consolidation, (d) recommending to the stockholders the sale, lease or exchange of substantially all of the Corporation's property and assets, (e) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (f) amending the Bylaws of the Corporation, (g) declaring a dividend, or (h) authorizing the issuance of stock in the Corporation.

         Section 5.5. Executive Officer Compensation & Stock Option Committee. There shall be an Executive Officer Compensation & Stock Option Committee of the Board of Directors that shall include a minimum of any three independent directors appointed from time to time by the Board. The functions of the Executive Officer Compensation & Stock Option Committee shall be to: (a) review and recommend to the Board the compensation and other contractual terms and conditions for employment of the Corporation's executive officers, (b) review and recommend to the Board the compensation and other contractual terms and conditions for employment of any and all former executive officers of the company who resume service to the Company as independent contractors or non-officer

                                                                       Page -16-

employees, (c) review the compensation and other contractual terms and conditions for employment of other corporate or subsidiary officers whose annual cash compensation exceeds $250,000, (d)to administer the Corporation's stock option plans and authorize grants thereunder, and (e) to administer the Corporation's employee stock purchase plan.

         Section 5.6 Nominating, Governance & Succession Committee. There shall be a Nominating, Governance & Succession Committee of the Board of Directors that shall include a minimum of any three independent directors appointed from time to time by the board. The functions of the Nominating, Governance & Succession Committee shall be to: (a) make recommendations to the board as to the optimal number of directors on the Board, (b) review and recommend criteria for the reelection of incumbent directors, (c) have jurisdiction over the compensation of directors, (d)review and recommend executive officer succession, and (e) be responsible for all matters of corporate governance.

                                   ARTICLE VI
                                    OFFICERS

         Section 6.1 Officers The officers of the Corporation shall be a chief executive officer, a president, a chairman of the Board, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, a secretary, a controller, and a treasurer, each of whom shall be an executive officer of the Corporation appointed by the Board of Directors. The Corporation may also have one or more assistant vice presidents, one or more assistant secretaries, one or more assistant controllers, and one or more assistant treasurers, each of whom shall be an assistant officer of the Corporation appointed by the Executive Committee of the Board of Directors. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

         Section 6.2 Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect all principal officers for the ensuing year and shall designate a chief executive officer and a chief financial officer. At its first meeting after each annual meeting of stockholders, the Executive Committee shall elect all assistant officers.

         Section 6.3 Other Officers. The Board of Directors

                                                                       Page -17-

may appoint such other officers and agents as it shall deem necessary and they shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 6.4 Term. Subject to an applicable written employment agreement, if any, between the Corporation and any principal officer elected or appointed by the Board of Directors or any assistant officer appointed by the Executive Committee of the Board of Directors, said officer may be removed at any time, either with or without cause, by the affirmative vote of a majority of the Board of Directors or of the Executive Committee of the Board of Directors, respectively. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or by the Executive Committee of the Board of Directors pursuant to the requirements of Section 6.1 of this Article VI. Compensation and other terms and conditions of employment of any principal officer shall be subject to approval of the Officer Compensation and Stock Option Committee and the Board of Directors. Compensation and other terms and conditions of employment of assistant officers shall be subject to approval of the Executive Committee of the Board of Directors.

         Section 6.5 The Chairman of the Board of Directors. The chairman of the Board of Directors shall be responsible to the Board of Directors, shall prepare communications to the Board, and with input from the Executive Committee, shall prepare agenda for meetings of the Board of Directors. The Chairman of the Board of Directors shall be a member of the Executive Committee and shall preside over all meetings of the Board of Directors and of the stockholders. At the request of the President and Chief Executive Officer, the Chairman shall assist him in communications with stockholders, the press and the investment community. The chairman shall exercise and perform such other powers and duties as may, from time to time, be assigned to him by the Board of Directors or prescribed by these bylaws.

         Section 6.6 The President. The president shall have general and active management over the business and affairs of the corporation, subject, however, to the powers and authority of the chief executive officer and to the control of the Board of Directors. In the absence or disability of the chief executive officer, the president shall perform

                                                                       Page -18-

the duties of the chief executive officer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer.

         Section 6.7 The Senior Vice Presidents. In the absence of the chairman of the board or any executive vice presidents, the senior vice presidents, in order of their rank as fixed by the board of directors, or, if not ranked, the senior vice president designated by the Board of Directors shall perform the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon the president. The senior vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Executive Committee of the Board of Directors.

         Section 6.8 The Vice Presidents. The vice presidents shall have such powers and perform such duties as may from time to time be prescribed by the Executive Committee of the Board of Directors.

         Section 6.9 The Secretary. The secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the board, and stockholders. Such minutes shall include all waivers of notice, consents to the holding of meeting, or approvals of the minutes of meetings executed pursuant to these bylaws or statute. The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders, and the number and class of shares held by each.

         The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

         Section 6.10 The Assistant Secretary. The assistant secretary shall have all the powers and perform all the duties of the secretary in the absence or inability of the secretary to act.

         Section 6.11 The Controller. The Controller of the Corporation shall be the general manager of the accounting, tax and internal audit functions of the Corporation and its

                                                                       Page -19-

subsidiaries, subject to the control of the chief financial officer. The controller shall have such other powers and perform such other duties as from time to time may be prescribed by the chief financial officer.

         Section 6.12 The Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuables in the name and to the credit of the Company. The treasurer shall also have such other powers and perform such other duties as may be prescribed by the Executive Committee of the Board of Directors.

                                   ARTICLE VII
                          INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

         Section 7.1. Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided however, that the foregoing indemnity shall not be applicable as to any person who is or was or agreed to become an employee or agent of the Corporation (other than employees or agents who are or were also officers or directors of the Corporation), or is or was serving or

                                                                       Page -20-

agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (other than employees or agents who are or were also officers or directors of any such other corporation, partnership, joint venture, trust or enterprise), unless and until such indemnity is specifically approved by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 7.2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper;

                                                                       Page -21-

provided, however, that the foregoing indemnity shall not be applicable as to any person who is or was or agreed to become an employee or agent of the Corporation (other than employees or agents who are or were also officers or directors of the Corporation), or is or was serving or agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise other than employees or agents who are or were also officers or directors of any such other corporation, partnership, joint venture, trust or enterprise), unless and until such indemnity is specifically approved by the Board of Directors.

         Section 7.3. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 7.1 and 7.2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

         Section 7.4. Determination of Right to Indemnification. Any indemnification under Sections 7.1 and 7.2 of this Article (unless ordered by a court) shall be paid by the Corporation unless a determination is made (1) by the Board of Directors by a majority vote of the quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of the director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 7.1 and 7.2 of this Article.

         Section 7.5. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees incurred by a person referred to in Sections
7.1 and 7.2 of this Article in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance

                                                                       Page -22-

of the final disposition of such action, suit or proceeding; providing, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action suit or proceeding.

         Section 7.6. Procedure for Indemnification. Any indemnification under Sections 7.1., 7.2 or 7.3, or advance of costs, charges and expenses under
Section 7.5 of this Article, shall be made promptly, and in any event within 30 days, upon the written request of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 30 days. Such persons, costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 7.5 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 7.1 or 7.2 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its

                                                                       Page -23-

independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 7.1 or 7.2 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 7.7. Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested director or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder.

         Section 7.8. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his

                                                                       Page -24-

status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

         Section 7.9. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

                                  ARTICLE VIII
                                  STOCKHOLDERS

         Section 8.1. Certificates of Stock. Every holder of shares in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman, the president or a vice president and the secretary or an assistant secretary of the Corporation, or the treasurer or an assistant treasurer, certifying the number of shares owned by him in the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 8.2. Lost Certificates. The Board of Directors may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing

                                                                       Page -25-

such issue of a new certificate or certificates the Corporation may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond (or other adequate security) in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 8.3. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 8.4. Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than forty-five days from the date set for the original meeting.

         Section 8.5. No Record Date. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business at the day next preceding the day on which notice is given, or, if notice is waived, at the end of business of the day next preceding the day on which the meeting is held. The record

                                                                       Page -26-

date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 8.6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         Section 9.1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 9.2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the name of the state of its incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    ARTICLE X
                                   AMENDMENTS

         Section 10.1. Amendments. Subject to the provisions of the Certificate of Incorporation, these bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a vote of not less than 70% of the outstanding stock entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the certificate of incorporation and these bylaws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these bylaws, or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.